UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

August 3, 2004
Date of Report (Date of Earliest Event Reported)

LUMENIS LTD.
(Exact name of Registrant as Specified in Charter)

Israel	0-13012	N.A.
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

P.O. Box 240, Yokneam, Israel	20692
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 972-4-959-9000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 4.	Changes in Registrant’s Certifying Accountant.

On August 3, 2004, Lumenis Ltd. (the “Company”) retained Ziv Haft Certified Public Accountants (Isr.), a BDO member firm (“BDO Ziv Haft”), as its independent accountants. The Company’s Audit Committee and Board of Directors approved BDO Ziv Haft’s selection. The Company intends, in accordance with Israeli law, to seek ratification of such approval by the Company’s shareholders as promptly as practicable.

        During the years ended December 31, 2002 and 2003, and the subsequent interim period from January 1, 2004 through August 3, 2004, neither the Company, nor anyone on its behalf, consulted with BDO Ziv Haft regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and either a written report or oral advice was provided that BDO Ziv Haft concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement as defined at Item 304(a)(1)(iv) or a reportable event as defined at Item 304 (a)(1)(v) of Regulation S-K.

        The Company, however, made available to BDO Ziv Haft for their review, among other things, the results of the Company’s previously announced internal investigation, a summary of which were described in a press release issued by the Company on May 3, 2004, and information concerning matters identified by the Company’s previous auditor as a reportable condition.

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUMENIS LTD. BY: /S/ Lauri Hanover —————————————— Lauri Hanover Chief Financial Officer

Dated: August 4, 2004